EXHIBIT 1

     LETTER OF INTENT BETWEEN CANTERBURY INFORMATION TECHNOLOGY, INC.

     AND CONDOR TECHNOLOGY SOLUTIONS, INC. TO ACQUIRE CERTAIN ASSETS

    AND ASSUME CERTAIN LIMITED LIABILITIES OF U.S. COMMUNICATIONS, INC.



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                             LETTER OF INTENT

     THIS LETTER OF INTENT is being entered into this 9th day of August, 1999 by and between Canterbury Information Technology, Inc., a Pennsylvania corporation, whose main administrative address is 1600 Medford Plaza, Route 70 and Hartford Road, Medford, New Jersey 08055 (hereinafter referred to as "CITI" or "Canterbury"); and Condor Technology Solutions, Inc., a Delaware corporation whose main business address is Annapolis Office Plaza, 170 Jennifer Road, Suite 325, Annapolis, Maryland 21401 (hereinafter Condor Technology Solutions, Inc. and its subsidiary U.S. Communications, Inc. shall be referred to as "CONDOR" and/or "USC/Condor").

                          WITNESSETH:

     WHEREAS, the parties hereto desire to enter into a Letter of Intent for CITI to purchase certain assets and assume certain liabilities of USC/Condor, a wholly owned subsidiary of Condor;

     NOW, THEREFORE, In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Subject to the terms and conditions of this Letter of Intent, Condor agrees to grant CITI the irrevocable right to purchase certain assets and assume certain liabilities of USC, as set forth in paragraph No. 2 hereof for the purchase price of $900,000 of restricted CITI common stock payable and calculated as follows:

     a.   The $900,000 purchase price is to be paid solely in unregistered
          CITI common stock (Astock@). The amount of stock shall be determined the day before Closing by dividing $900,000 by the closing price of CITI on National Market Nasdaq. The number of shares shall be rounded off to the nearest whole share.

     b. USC/Condor agrees that CITI shall have 30 calendar days to prepare a definitive Stock for Assets Agreement ("Purchase Agreement") subject to due diligence of CITI; and then 15 calendar days after execution of the Purchase Agreement by all parties to close. USC/Condor agrees to negotiate contract language in good faith and to provide CITI all access to USC/Condor management, officers and directors in order to complete the transaction in the time set forth.

     c. During the time periods above or any extension thereof, USC/Condor agree to a standstill provision. They will not negotiate or enter into any agreement involving any of the USC assets or debts without CITI's written approval.

The assets and limited liabilities to be sold by USC/Condor to CITI will be set forth in Schedule A attached to the Closing documents. This schedule will include existing trade receivables and payables and will not include any cash at Closing. However, these assets and liabilities are not purported to be complete. A more detailed Schedule A will be prepared after due diligence by CITI and included in the Purchase Agreement. USC agrees to provide CITI with an itemized list of all inventory and assets being sold as soon as possible but prior to the date of Closing. At Closing, USC/Condor will deliver $300,000 more in guaranteed accounts receivables than CITI will assume in accounts payable. Indemnification protections will be included in the final contract language.

3. USC/Condor hereby represents that trade debt, taxes, employee wages, assets, personal property and accounts shall be fully paid and free and clear from any and all encumbrances, liens, and debts, except otherwise to be attached as Exhibit B prior to Closing.

4. Prior to Closing, CITI shall have the right to inspect, audit and examine records of USC including but not limited to licenses, approvals, financial records, equipment and any other material in regard to the USC operation, assets and liabilities. This information shall be confidential until the ption is exercised and upon the option not being exercised, upon request such information shall be immediately returned.

5. Survival/Indemnification - All of the representations, warranties, covenants and agreements of USC contained in this Agreement shall survive the Closing and continue in full force and effect. In the event, USC/Condor breaches any representations, warranties, or agreements, contained herein, then USC/Condor, jointly and severally agrees to indemnify, defend, and hold CITI free and harmless from and against any and all costs, including the cost of reasonable attorneys' fee at trial, expenses, liabilities, damages, claims, complaints, actions, and proceedings, that CITI may suffer resulting from, arising out of, or relating to, any such breach including litigation, trade debt above what is being assumed by CITI, over payments, reimbursement, bank debt or over drafts, and the like. CITI, in addition to other remedies, shall have the right to set off the amount of any indemnity payable by CITI to USC.

6. USC agrees to submit income statements, statements of cash flows, balance sheets and all federal and state income tax returns to CITI along with any other required documents, for the purpose of this transaction. USC shall also prepare an acquisition balance sheet for CITI within two weeks.

7. USC/Condor represents that the Board of Directors of both companies have the right and authority to enter into this transaction without shareholder approval and by the execution of this Letter of Intent have obtained Board approvals.

8. USC/Condor additionally represent that its last two fiscal years its financial statements are able to be audited by an independent certified public accounting firm under General Accounting Principles consistently applied without any adverse or contingent opinion all in accordance with SEC accounting rules.

9.   USC/Condor agree that prior to Closing:

     a. USC will not transact any business outside of its ordinary business without written consent by CITI.

     b. USC shall not pay, nor shall Condor receive from USC any monies, cash reduction, management fees, or contingent or otherwise agreed upon payments of any kind or require USC not to perform or transact any act that would negatively impact USC or the assets being sold.

10. USC/Condor and its management hereby agree not to compete against CITI and its subsidiaries in any cities in which USC is currently engaged for a period of three years.

11. USC and CITI mutually represent to each other that the only broker and/or finder who has been involved in, or associated with, this transaction has been Ambassador Capital Corporation and George Shea, its President. USC/Condor shall have sole responsibility for any and all fees to Ambassador Capital Corporation and George Shea.

12. Each party shall pay its own expenses incident to preparation for Closing, including attorney's fees and any other expenses in relation to due diligence or Closing, except that CITI shall be responsible for any auditing fees to Ernst & Young, LLP, CITI's auditors.

13.  This Letter of Intent is subject to due diligence of CITI.

14. US/Condor agrees that the common stock of CITI that they would receive at Closing will be subject to a voting agreement with CITI or its designees. This voting agreement, however, will be removed pro-rata upon such stock being sold in the public market (so as not to remain a restriction on sale.)

15. Immediately following Closing, at CITI's sole expense, CITI agrees to file one S-3 Registration Statement with the SEC to register all of the purchased shares of USC/Condor.

16. Further, US/Condor agree that CITI or its designees shall have a continuous 1st right of refusal prior to the sale of any of the CITI stock being purchased herein as follows:

     a. If USC/Condor desires to sell any of its CITI stock on the public market, if it legally is able to do so, they shall give written notice to CITI of the amount of stock they desire to sell.

     b. Upon USC/Condor's request, CITI or its designees have the right to purchase up to 1/3 of its CITI stock at a discount of 5% of the closing bid price on the NASDAQ National Market on the day prior to their written notice of intention of sale; up to 1/3 of their CITI stock after 6 months from Closing; and up to 1/3 of their CITI stock after 9 months from Closing, all on a non-cumulative basis. In the event CITI exercises its rights above, CITI has 15 business days to have a closing. In the event CITI or its designees decline their 1st right of refusal, then USC/Condor may sell their 1/3 portion of their shares on the open market in each instance, with a maximum of 50,000 shares per week in the public market on a non-cumulative basis.

     IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement.

Date:    August 13, 1999                 CANTERBURY INFORMATION
                                         TECHNOLOGY, INC.

By: /s/Jean Z. Pikus                     By: /s/Stanton M. Pikus
   Jean Z. Pikus, Secretary                  Stanton M. Pikus, President

                                         CONDOR TECHNOLOGY
                                         SOLUTIONS, INC.

By: /s/John McCabe                       By: /s/Daniel Roche
   John McCabe, Secretary                    Daniel Roche, President

                                         U.S. COMMUNICATIONS, INC.

By: /s/John McCabe                       By: /s/W.J. Caragol
   John McCabe, Secretary                    W.J. Caragol, Vice President